UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

BROADWIND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31313	88-0409160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois	60804
(Address of principal executive offices)	(Zip Code)

(708) 780-4800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”) voted effective May 20, 2014 to amend and restate the Company’s bylaws (the “Bylaws”). The amendments to the Bylaws revise the voting standard for the election of directors to provide that (i) in an uncontested election, each director will be elected by the vote of a majority of the votes cast with respect to his or her election, and (ii) in a contested election, each director will be elected by a plurality of the votes cast. In addition, as a result of the amendments to the Bylaws, any nominee for director who fails to receive a majority of the votes cast with respect to his or her nomination in an uncontested election must tender his or her resignation as director and any such resignation will be effective only upon acceptance by the Board.

The foregoing description of the Bylaws is qualified in its entirety by the text of the Second Amended and Restated Bylaws of the Company, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference in its entirety into this Item 5.03.

Item 9.01.                        Financial Statements and Exhibits

The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Bylaws of the Company, adopted as of May 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014	Broadwind Energy, Inc.

	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of the Company, adopted as of May 20, 2014.